Exhibit 1

SELLING AGENT AGREEMENT

by and among

Sears Roebuck Acceptance Corp.,

Sears, Roebuck and Co.

and the

Agents named herein

April 23, 2003

April 23, 2003
To the Agents listed on
the signature page hereto.

Sears Roebuck Acceptance Corp., a Delaware corporation (the "Company") proposes to issue and sell up to $3,000,000,000 aggregate principal amount of its Sears Roebuck Acceptance Corp. InterNotes ® in one or more tranches, each tranche due nine months or more from date of issue (the "Notes"). The Notes will constitute part of a series of senior debt securities to be issued pursuant to the Indenture (the "Indenture"), dated as of October 1, 2002, between the Company and BNY Midwest Trust Company, as trustee (the "Trustee"). The terms of the Notes are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agent of the Company ("Agent", and collectively, the "Agents") for the purpose of soliciting offers to purchase the Notes and each of you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the "Purchasing Agent") and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) between the Company and the Purchasing Agent relating to such sale in accordance with the provisions of Section V hereof, with the Purchasing Agent purchasing such Notes as principal for resale to the other Agents or dealers (the "Selected Dealers"), each of whom will purchase as principal. The Company reserves the right to enter into agreements substantially identical hereto with other agents.

I.

The Company and Sears, Roebuck and Co., a New York corporation ("Sears"), have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 333-92082) relating to debt securities of the Company, including the Notes, and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the SEC on October 3, 2002, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The various parts of such registration statement, including all exhibits thereto but excluding Form T-1, each as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus relating to the Notes, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act as of the date of such Prospectus; any supplement to the Prospectus that sets forth only the terms of any Notes to be sold through or to the Agents pursuant to this Agreement, in substantially the form attached as Exhibit D, being hereinafter called a "Pricing Supplement"; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated therein by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented specifically with respect to any Notes sold through or to the Agents pursuant to this Agreement, in the form in which it is filed with the SEC pursuant to Rule 424(b) of Regulation C under the 1933 Act, including any documents incorporated by reference therein as of the date of such filing.

II.

The Agents' obligations hereunder are subject to the following conditions:

(a) On the date hereof, the Agents shall have received the following written legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

(1) The opinion of Steven M. Cook, Vice President, Deputy General Counsel and Acting General Counsel of Sears (or other counsel to the Company satisfactory to the Purchasing Agent), to the effect that:

(i) Each of the Company and Sears has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective state of incorporation;

(ii) All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The authorized capital stock of the Company consists of 500,000 shares of common stock, par value $100.00 per share, all of the issued and outstanding shares of which are owned by Sears free and clear of any security interests, claims, liens or encumbrances, and the authorized capital stock of Sears is as set forth or incorporated by reference in the Registration Statement;

(iii) The Company is not an "investment company" that is registered or required to be registered under the Investment Company Act of 1940, as amended;

(iv) This Agreement has been duly authorized, executed and delivered on the part of the Company and Sears (and, if the opinion is being given pursuant to Section VII(c) as a result of the Company having entered into a Terms Agreement, the applicable Terms Agreement with respect to the Notes has been duly authorized, executed and delivered on the part of the Company);

(v) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any applicable Terms Agreement with respect to the Notes will not (a) conflict with or result in any breach which would constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company, pursuant to the terms of any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company material to the Company is subject, (b) result in any violation of the provisions of the Certificate of Incorporation, as amended or the By-Laws of the Company or (c) to the best of the knowledge of such counsel, result in any material violation of any statute or any order, rule or regulation applicable to the Company of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes, as to which such counsel need express no opinion; and, to the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes except as has been obtained or effected under the 1933 Act, the 1934 Act, the Trust Indenture Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Notes;

(vi) The Fixed Charge Coverage and Ownership Agreement dated September 24, 2002 between the Company and Sears (the "Fixed Charge Coverage and Ownership Agreement") has been duly authorized, executed and delivered by the parties thereto and are valid and binding instruments of the parties thereto enforceable in accordance with their terms except as the same may be limited by insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(vii) The Indenture has been duly authorized, executed and delivered on the part of the Company, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the foregoing may be limited by insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and has been qualified under the Trust Indenture Act; the Notes have been duly authorized and (assuming their due authentication by the Trustee) when duly executed, issued and delivered pursuant to the Indenture and sold and paid for in accordance with the terms of this Agreement and the applicable Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, entitled to the benefits of the Indenture, except as the same may be limited by insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(viii) Such counsel does not know of any pending legal or governmental proceedings required to be described in the Prospectus as amended or supplemented (including documents incorporated by reference therein) which are not described as required;

(ix) Except for statements in such documents that do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the 1933 Act and after substituting therefor any statements modifying or superseding such excluded statements, the documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules, the analyses of operations and financial condition and other financial, statistical and accounting data therein, as to which such counsel need express no opinion), when they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act, and the rules and regulations of the SEC thereunder;

(x) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the 1933 Act and after substituting therefor any statements modifying or superseding such excluded statements, the Registration Statement and the Prospectus as amended or supplemented (excluding the documents incorporated by reference therein) (other than the financial statements and related schedules, the analyses of operations and financial condition and other financial, statistical and accounting data therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder; the answers in the Registration Statement to Items 9 and 10 (insofar as it relates to such counsel) of Form S-3 are to the best of such counsel's knowledge accurate statements or summaries of the matters therein set forth and fairly present the information called for with respect to those matters by the 1933 Act and the rules and regulations of the SEC thereunder; and

(xi) Such counsel does not know of any contract or other document to which the Company or Sears or any subsidiary thereof is a party required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Prospectus as amended or supplemented which has not been so filed, incorporated by reference or described.

In rendering such opinion, such counsel may rely to the extent such counsel deems appropriate upon certificates of officers or other executives of the Company, Sears and its business groups and subsidiaries and of public officials as to the factual matters and upon opinions of other counsel.

(2) The opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the Company, as to matters set forth under "Material United States Federal Tax Considerations" in the Prospectus as amended or supplemented.

(3) The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, to the effect that:

(i) The Company is validly existing and in good standing under the laws of the State of Delaware.

(ii) Sears is validly existing and in good standing under the laws of the State of New York.

(iii) The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(iv) The Securities have been duly authorized by the Company, and (assuming their due authentication by the Trustee and that the terms of the Securities are fixed in accordance with the terms of the Selling Agent Agreement, the Indenture and any Terms Agreement entered into in accordance with resolutions examined by such counsel), when executed, issued and delivered by the Company against payment therefor in accordance with the terms of the Selling Agent Agreement, the Indenture and any Terms Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

(v) The Agreement has been duly authorized, executed and delivered by the Company and Sears.

Such counsel shall state that the Indenture has been qualified under the Trust Indenture Act. Such counsel shall also state that: (a) no information has come to such counsel's attention that causes such counsel to believe that the Registration Statement, as amended or supplemented, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no view), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) no information has come to such counsel's attention that causes such counsel to believe that the Prospectus, as amended or supplemented, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no view) contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) In giving the opinion required by subsection (a)(1) of this Section, but without opining in connection therewith, counsel to the Company shall additionally state, although such counsel has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement that: (a) nothing has come to such counsel's attention which has caused such counsel to believe that any of the documents referred to in subsection (a)(1)(ix) above (other than the financial statements and related schedules, the analyses of operations and financial condition and other financial, statistical and accounting data therein, as to which such counsel need express no belief), in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus as amended or supplemented pursuant to Rule 412 of Regulation C under the 1933 Act and after substituting therefor any statement modifying or superseding such excluded statement, when it became effective or was filed, as the case may be, contained, in the case of documents which became effective under the 1933 Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the 1934 Act with the SEC, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (b) nothing has come to such counsel's attention which has caused such counsel to believe that the Registration Statement or the Prospectus as amended or supplemented (other than the financial statements, the analyses of operations and financial condition and other financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) On the date hereof, the Agents shall have received a certificate of the President, any Vice President or Treasurer or any other authorized officer of each of the Company and Sears satisfactory to the Agents, dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that to the best of their knowledge (i) the representations and warranties of the Company and Sears, respectively, contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company or Sears, as the case may be, has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened by the SEC and all requests for additional information on the part of the SEC have been complied with.

(c) On the date hereof, the Agents shall have received a letter or letters from Deloitte & Touche LLP ("Deloitte & Touche") dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect set forth in Schedule I hereto.

(d) On the date hereof and, if so specified in any Terms Agreement, the applicable Settlement Date (as defined herein) with respect to any purchase of Notes by the Purchasing Agent, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the organization of the Company, the validity of the Indenture and the registration, authorization, issuance, sale and delivery of the Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that all representations and warranties and other statements of the Company and Sears herein are true and correct at and as of the date of each Representation Date (as defined herein), the condition that each of the Company and Sears shall have performed all of its obligations hereunder theretofore to be performed and that: (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes; (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC and all requests for additional information on the part of the SEC shall have been complied with to the Purchasing Agent's reasonable satisfaction, each of which conditions described in clauses (i) and (ii) shall be met on the date of the applicable Terms Agreement and on the corresponding Settlement Date; (iii) the Company and Sears shall not have sustained after the date of the latest audited financial statements included or incorporated by reference in the Prospectus and prior to each Settlement Date, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus as amended or supplemented through the date that the Purchasing Agent agreed to purchase such Notes as principal; and (iv) since the respective dates as of which information is given in the Prospectus as amended or supplemented and prior to each Settlement Date, there shall not have been any material change in the capital stock accounts or long-term debt of the Company or any material adverse change in the general affairs, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth in the Prospectus as amended or supplemented through the date that the Purchasing Agent agreed to purchase such Notes as principal, the effect of which, in any such case described in clause (iii) or (iv), in the judgment of the Purchasing Agent makes it impracticable or inadvisable to proceed with the solicitation by the Purchasing Agent of offers to purchase Notes or the purchase by the Purchasing Agent of Notes from the Company as principal, as the case may be. Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent's obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in subsections (a), (b) and (c) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

III.

In further consideration of your agreements herein contained, each of the Company and Sears covenants with each Agent as follows:

(a) The Company or Sears will notify each Joint Lead Manager and Lead Agent (as identified on Annex A hereto) immediately of (i) the effectiveness of any post-effective amendment to the Registration Statement, (ii) the filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act that will be incorporated by reference in the Prospectus (other than with respect to Current Reports on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or filed solely for the purpose of disclosure under Item 9 thereof, the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q of the Company and Sears), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus as amended or supplemented, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus as amended or supplemented or for additional information relating thereto, and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Notes or the suspension of the qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for that purpose. The Company and Sears will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification and, if any stop order or other suspension is issued, to obtain the withdrawal thereof at the earliest possible moment.

(b) The Company or Sears will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any Pricing Supplement or an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934 Act or any supplement relating exclusively to any offering of securities other than the Notes) and, upon request, will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Agents or your counsel reasonably object.

(c) The Company or Sears will deliver to the Agents without charge, a copy of (i) the Indenture, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus other than the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K of the Company and Sears) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes. The Company and Sears will furnish to the Agents as many copies of the Prospectus as amended or supplemented (including any Prospectus amended or supplemented pursuant to subsection (e) of this Section) as the Agents shall reasonably request so long as the Agents are required to deliver a prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act. Upon request, the Company and Sears will promptly furnish to any Agent a paper copy of any proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company or Sears with the SEC pursuant to the 1934 Act.

(d) The Company and Sears will prepare a Pricing Supplement with respect to each particular issue of Notes and the Company will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business of the SEC on the second business day after the date on which such Pricing Supplement is first used or by such other time as is otherwise required pursuant to Rule 424 under the 1933 Act.

(e) Except as otherwise provided in subsection (j) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus as amended or supplemented is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act, the 1934 Act, the Trust Indenture Act or the rules and regulations of the SEC thereunder, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent (and if so notified, the Agents shall promptly cease such solicitations), and the Company or Sears or both, as appropriate, will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus as amended or supplemented comply with such requirements.

(f) Except as otherwise provided in subsection (j) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company or Sears with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company or Sears, as the case may be, shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.

(g) The Company and Sears will make generally available to their respective security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in the case of the last fiscal quarter in any fiscal year), an earning statement (in form complying with the provisions of Section 11(a) and of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the fiscal quarter of the Company and Sears, as the case may be, next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(h) The Company and Sears will endeavor to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States of America as the Agents may designate and will maintain such qualifications in effect and otherwise comply with such laws for as long as may be required for the distribution of the Notes; provided, however, that neither the Company nor Sears shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company, Sears or both will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company or Sears will promptly advise the Agents of the receipt by the Company or Sears of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(i) The Company and Sears, during the period when the Prospectus as amended or supplemented is required to be delivered under the 1933 Act, will file within the prescribed time all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

(j) The Company shall not be required to comply with the provisions of subsections (e) and (f) of this Section or the provisions of subsections VII(b), (c) and (d) during any period (a "Suspension Period") from the time (i) the Agents have suspended solicitation of purchases of the Notes pursuant to a direction from the Company given in accordance with Sections IX and X hereof and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal. Upon such determination or agreement of the Company that any such Suspension Period should be terminated, such Suspension Period shall be deemed to have been terminated effective and conditioned upon the delivery by the Company and Sears to the Agent(s) of each certificate, opinion and letter that the Company and Sears would otherwise have been obligated to deliver pursuant to the foregoing sections during the entire duration of the Suspension Period, in form and substance acceptable to the Agent(s); provided, however, that if since the date of the commencement of such Suspension Period the Company or Sears shall have filed an Annual Report on Form 10-K, such certificates, opinions and letters need not be delivered with respect to any amendment or supplement to the Registration Statement or Prospectus that resulted merely from the incorporation by reference into the Registration Statement in accordance with the requirements of Form S-3 of periodic reports filed by the Company prior to the date of such Annual Report on Form 10-K, if such periodic reports are no longer deemed incorporated by reference into the Registration Statement under the requirements of Form S-3 (it being understood that with respect to any report filed by the Company or Sears under the 1934 Act that is deemed to be incorporated by reference into the Registration Statement, the Company and Sears shall have delivered all such certificates, opinions and letters before the Suspension Period terminates). During a Suspension Period all obligations of the Agent(s), including the obligation to purchase Notes from the Company as principal and to solicit offers for the purchase of Notes, will be suspended.

IV.

(a) The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally and confirmed in writing pursuant to Sections IX and X hereof) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed pursuant to Section III(j) hereof.

Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes other than those rejected by the Agents in accordance herewith. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent on the applicable Settlement Date for any Notes offered hereunder, as consideration for soliciting offers to purchase such Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto (the "Concession"); provided, however, that the Company and the Purchasing Agent may agree also to a Concession greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate Concession with respect to each tranche of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and applicable Pricing Supplement.

(b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the "Procedures"), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

(c) The Company, Sears, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes are being offered for sale only in the United States of America.

V.

Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached hereto as Exhibit C (a "Terms Agreement") to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company or Sears, as applicable, herein contained, whether made on the date hereof or deemed to be made pursuant to Article VII, and shall be subject to the terms and conditions herein set forth, including, but not limited to the agreement that in no event will such representations, warranties and obligations be limited or impaired as a result of Sears not being a party to any Terms Agreement or as a result of Sears failing to deliver a certificate affirming such representations, warranties and obligations, whether made or arising on the date hereof or the date of any acceptance of an offer to purchase the Notes or on the date of any delivery of the Notes to the Purchasing Agent pursuant to a sale of the Notes to the Purchasing Agent. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide for a Survivor's Option (as such term is defined in the Prospectus as amended or supplemented), whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in the form of Exhibit C hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company. In no event will the representations, warranties and obligations of Sears included in this Agreement and the Fixed Charge Coverage and Ownership Agreement be limited or impaired as a result of Sears not being a party to any Terms Agreement or as a result of Sears failing to deliver a certificate affirming such representations, warranties and obligations.

VI.

(a) Each of the Company and Sears represents and warrants to, and agrees with, each of the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities other than the Notes under the Registration Statement or filed solely for the purpose of disclosure under Item 9 thereof) (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

(i) Each of the Company and Sears meets the requirements for use of Form S-3 under the 1933 Act and each has filed with the SEC the Registration Statement, which has been declared effective.

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the SEC.

(iii) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the 1933 Act, and after substituting therefor any statements modifying or superseding such excluded statements, (A) the documents incorporated by reference in the Prospectus, on their respective dates of effectiveness or filing with the SEC did, and as of the applicable Representation Date will, conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents, on their respective dates of effectiveness or filing did, and as of the applicable Representation Date will, in the case of documents which became effective under the 1933 Act, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of documents which were filed under the 1934 Act with the SEC, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) any further documents so filed and incorporated by reference in the Prospectus, on their respective dates of effectiveness or filing with the SEC, and as of the applicable Representation Date, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC, and will not contain, in the case of documents which become effective under the 1933 Act, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of documents which are filed under the 1934 Act with the SEC, an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph do not apply to statements or omissions made in such documents in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes; the Indenture has been, and at the applicable Representation Date will be, duly qualified under, and conform in all material respects to the requirements of, the Trust Indenture Act.

(iv) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the 1933 Act, and after substituting therefor any statements modifying or superseding such excluded statements, the Registration Statement and the Prospectus, each as amended or supplemented, on their respective dates of effectiveness or filing with the SEC did, and as of the applicable Representation Date will, conform in all material respects to the requirements of, as applicable, the 1933 Act and the Trust Indenture Act and the respective rules and regulations of the SEC thereunder; as of the respective dates of their effectiveness or filing with the SEC, neither the Registration Statement nor the Prospectus, each as amended or supplemented did, nor as of the applicable Representation Date will, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that the representations and warranties contained in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus as amended or supplemented made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein.

(b) The Company represents and warrants to, and agrees with, each of the Agents, as of each Representation Date, as follows:

(i) Upon payment therefor as provided herein and in any Terms Agreement, the Notes will have been duly and validly authorized, and (assuming their due authentication by the Trustee) will have been duly and validly issued and will be valid, binding and enforceable obligations of the Company in accordance with their terms, except as the same may be limited by insolvency, bankruptcy, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other laws similar to, relating to or affecting the enforcement of creditors' rights generally or by general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(ii) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement will not conflict with or result in any breach which would constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company material to the Company, is subject, nor will such action result in any material violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company or, to the best of its knowledge, any statute or any order, rule or regulation applicable to the Company of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company, and no consent, approval, authorization or other order of, or filing with, any court or any such regulatory authority or other governmental body is required for the solicitation of offers to purchase Notes and the issue and sale of the Notes, except as may be required under the 1933 Act, the 1934 Act, the Trust Indenture Act and securities laws of the various states and other jurisdictions in which the Agents will solicit offers to purchase Notes and will purchase Notes as principal, as the case may be.

(c) Any certificate signed by any director or officer of the Company or Sears and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company or Sears, as the case may be, to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

(d) All indemnities, representations, warranties, covenants, agreements and other statements of the Company or Sears contained in or made pursuant to this Agreement or in certificates of officers of the Company or Sears submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation (or any statement as to results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company or Sears, and shall survive each delivery of and payment for any of the Notes.

(e) Immediately after the Settlement Date relating to any sale of Notes to an Agent as principal, the aggregate principal amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

VII.

(a) Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company or Sears, as applicable, made to the Agents in this Agreement, whether or not a certificate is delivered affirming such representations and warranties and notwithstanding the fact that Sears is not a party to any Terms Agreement, and without any further action by any of the Company, Sears or any of the Agents, and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus, each as amended and supplemented to such time).

(b) Each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company or Sears files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus;

(iii) the Company or Sears files a Current Report on Form 8-K required by Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

(iv) if required by the Agents after the Registration Statement or Prospectus has been amended or supplemented (other than by (1) an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes, or (2) an amendment or supplement that relates exclusively to an offering of securities other than the Notes, or (3) an amendment or supplement that results from the case set forth in subsection (ii) or (iii) of this subsection (b));

the Company and/or Sears, as applicable, shall furnish or cause to be furnished to the Agents a certificate of any President, Vice President or Treasurer or any other authorized officer of the Company and/or Sears, as the case may be, satisfactory to the Agents (an "Authorized Officer") dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in subsection II(b) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said subsection II(b), modified as necessary to relate to the Registration Statement and the Prospectus, each as amended and supplemented to the time of delivery of such certificate.

(c) Each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company or Sears files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

(iii) if required by the Agents after:

(A) the Company or Sears files a Current Report on Form 8-K required by Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

(B) the Registration Statement or Prospectus has been amended or supplemented (other than by (1) an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes, (2) an amendment or supplement which relates exclusively to an offering of securities other than the Notes, or (3) an amendment or supplement that results from the case set forth in subsection (ii) of this subsection (c)), the Company and Sears shall furnish or cause to be furnished forthwith to the Agents and your counsel the written opinion of Steven M. Cook, Vice President, Deputy General Counsel and Acting General Counsel of Sears (or any deputy or associate general counsel of Sears), or other counsel satisfactory to the Agents, dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions and statements referred to in subsections II(a)(1) and II(a)(4) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus, each as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus, each as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) Each time:

(i) the Company accepts a Terms Agreement requiring such updating provisions;

(ii) the Company or Sears files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the SEC that is incorporated by reference into the Prospectus; or

(iii) if required by the Agents after:

(A) the Company or Sears files a Current Report on Form 8-K required by Item 2 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

(B) the Registration Statement or Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company and Sears shall cause Deloitte & Touche to furnish the Agents a letter or letters, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Agents, of the same tenor as the letters referred to in subsection II(c) hereof but modified to relate to the Registration Statement and Prospectus, each as amended and supplemented to the date of such letter or letters and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company or Sears, as the case may be; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche may limit the scope of such letter or letters to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or statistical nature, the Agents may request procedures be performed with respect to such other information. If Deloitte & Touche is willing to perform and report on the requested procedures, such letter or letters should cover such other information. Any letter required to be provided by Deloitte & Touche hereunder shall be provided within 10 business days of the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subsection (iii) hereof or on the date specified in an applicable Terms Agreement.

VIII.

(a) The Company shall indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto furnished by the Company or Sears, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus as amended or supplemented or any amendment or supplement thereto) necessary to make the statements therein not misleading; and shall reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein; and provided, further, that the Company shall not be liable to any Agent or any person controlling such Agent under the indemnity agreement in this subsection (a) with respect to the Prospectus or the Prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such Agent or controlling person results solely from the fact that such Agent sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Company has previously furnished copies thereof to such Agent.

(b) Each Agent, severally and not jointly, shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus or the Prospectus as amended or supplemented or any amendment or supplement thereto) necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim. The Company acknowledges that, except as may otherwise be specified in any Terms Agreement, the name of such Agent appearing on the front cover of the Prospectus, the name of such Agent appearing in the Summary section of the Prospectus, and the third, fourth and fifth sentences of the first paragraph, the second and third sentences of the third paragraph, the second sentence of the fourth paragraph, the third and fourth sentences of the seventh paragraph, the second sentence of the ninth paragraph, the entire tenth paragraph, and, with respect to the Purchasing Agent only, the entire eighth paragraph, all under the Section "Plan of Distribution" beginning on page S-22 of the Prospectus as amended or supplemented, constitute the only information furnished in writing by or on behalf of such Agent for inclusion in the documents referred to in the foregoing indemnity.

(c) Within a reasonable period after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subsection or contribution may be sought under subsection (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section VIII is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the contributing Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates and also the relative fault of the Company and Sears on the one hand and the contributing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the contributing Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) to which such loss, claim, damage or liability (or action in respect thereof) relates received by the Company bear to the total commissions or discounts from the sale of Notes to which such loss claim, damage or liability (or action in respect thereof) relates received by the contributing Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Sears on the one hand or the contributing Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company or Sears on the one hand and the contributing Agent on the other hand. With respect to any Agent, such relative fault shall also be determined by reference to the extent (if any) to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Agent sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Agent. The Company and the contributing Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation among the contributing parties (even if all contributing Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes that relate to such loss, claim, damage or liability (or action in respect thereof) purchased by or through such Agent were sold to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission in connection with the Notes from which such loss, claim, damage or liability (or action in respect thereof) arose. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e) The obligations of the Company under this Section VIII shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the 1933 Act; and each Agent's obligations under this Section VIII shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or Sears and to each person, if any, who controls the Company within the meaning of the 1933 Act.

IX.

The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than 5 days' written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days' written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time at or prior to the Settlement Date relating thereto and the Agents may terminate their obligation to solicit offers to purchase the Notes, (a) if the Company or Sears shall have sustained after the date of the latest audited financial statements included or incorporated by reference in the Prospectus and prior to such Settlement Date, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus as amended or supplemented through the date that the Agent agreed to purchase such Notes as principal; or since the respective dates as of which information is given in the Prospectus as amended or supplemented and prior to such Settlement Date, there shall have been any material change in the capital stock accounts or long-term debt of the Company or any material adverse change in the general affairs, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth in the Prospectus as amended or supplemented through the date that the Agent agreed to purchase such Notes as principal; or (b) if there shall have occurred, since the date of such agreement, any of the following events: (i) the United States of America shall have become engaged in the outbreak or escalation of hostilities involving the United States of America or there has been a declaration by the United States of America of a national emergency or a declaration of war, (ii) a banking moratorium shall have been declared by United States Federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States of America shall have occurred, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established by such Exchange, any of which events, in the judgment of the Purchasing Agent or such requesting Agent, renders it impractical or inadvisable to proceed with the solicitation, public offering or the delivery of such Notes, or (iv) there shall have been any change in national or international political, legal, tax or regulatory conditions, any of which events, in the judgment of the Purchasing Agent or such requesting Agent, causes a substantial deterioration in the price and/or value of such Notes or (c) if any downgrading shall have occurred in the rating accorded the Company's or Sears debt securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services; provided however, that this clause (c) shall not apply to any such rating agencies which shall have notified the Company of the downgrading in the rating of such debt securities and of which the Company shall have given the Agents written notice prior to the execution of the Terms Agreement.

Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, this paragraph, subsections III(c), (e) and (g), subsection VI(d), Section VIII, Section XII and the second paragraph of Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, subsection IV(b) and Section V shall also survive until the time of delivery.

In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred.

X.

Except as otherwise specifically provided herein or in the Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company or Sears shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company or Sears, as the case may be, at the address specified below. All such notices shall be effective on receipt.

If to the Company:

Sears Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, Delaware 19807
Attention: President
Telecopy: (302) 434-3150

If to Sears:

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60179
Attention: General Counsel
Telecopy: (847) 286-0959

With a copy to:

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60179
Attention: Treasurer
Telecopy: (847) 286-2055

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XI.

This Agreement and any Terms Agreement shall be binding upon the Agents, the Company and Sears, and inure solely to the benefit of the Agents, the Company and Sears and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement or any Terms Agreement.

XII.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

XIII.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company's auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus, including amendments or supplements thereto; (v) the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents; (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; (vii) the fees and expenses, if any, including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; (viii) the cost of providing CUSIP or other identification numbers for the Notes, (ix) all reasonable expenses (including fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP) in connection with "Blue Sky" qualifications and (x) any fees charged by rating agencies for the rating of the Notes.

This Agreement and any Terms Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Company, Sears and you.

Very truly yours,

SEARS ROEBUCK ACCEPTANCE CORP.

By: /s/ Keith E. Trost
Name: Keith E. Trost
Title: President

SEARS, ROEBUCK AND CO.

By: /s/ Larry R. Raymond
Name: Larry R. Raymond
Title: Vice President and Treasurer

Confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By: /s/ Peter J.  Carbone
Name: Peter J. Carbone
Title: Vice President

INCAPITAL LLC

By: /s/ Joseph Novak
Name: Joseph Novak
Title: Secretary and General Counsel

A.G. EDWARDS & SONS, INC.

By: /s/ James E. Hodapp
Name: James E. Hodapp
Title: Vice President

BEAR, STEARNS AND CO. INC.

By: /s/ Joel S. Schlesinger
Name: Joel S. Schlesinger
Title: Senior Managing Director

CHARLES SCHWAB & CO., INC.

By: /s/ Mark Mesinger
Name: Mark Mesinger
Title: Vice President, Fixed Income Trading

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Marco Habert
Name: Marco Habert
Title: Director

EDWARD D. JONES & CO., L.P.

By: /s/ Phil Schwab
Name: Phil Schwab
Title: General Principal

McDONALD INVESTMENTS INC.

By: /s/ Joseph Chinnici III
Name: Joseph Chinnici III
Title: Senior Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Harold J. Hendershot III
Name: Harold J. Hendershot III
Title: Executive Director

PRUDENTIAL SECURITIES INCORPORATED

By: /s/ Francesco P. Sinatra
Name: Francesco P. Sinatra
Title: Managing Director

RBC DAIN RAUSCHER, INC.

By: /s/ Paul Rich
Name: Paul Rich
Title: Managing Director

UBS PAINEWEBBER INC.

By: /s/ James LeBlanc
Name: James LeBlanc
Title: Senior Vice President

U.S. BANCORP PIPER JAFFRAY INC.

By: /s/ Patrick Gray
Name: Patrick Gray
Title: Managing Director

WACHOVIA SECURITIES, INC.

By: /s/ Keith J. Mauncy
Name: Keith J. Mauncy
Title: Managing Director

ANNEX A

AGENT CONTACT INFORMATION

Banc of America Securities LLC (Joint Lead Manager and Lead Agent)
Bank of America Corporate Center
NC1-007-08-20
100 North Tryon Street
Charlotte, North Carolina 28255
Attention: Douglas Fink
Fax: (704) 388-9982

Incapital LLC (Joint Lead Manager and Lead Agent)
One North LaSalle Street
Suite 3500
Chicago, Illinois 60602
Attention: Brian Walker
Fax: (312) 379-3701

A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, MO 63103
Attention: Jim Hodapp
Bond Department, 7D
Fax: (314) 955-5989

Bear, Stearns and Co. Inc.
383 Madison Avenue
New York, N.Y. 10179
Attention: Ms. Betsy Malloy
Managing Director
Fax: (212) 272-6227

Charles Schwab & Co., Inc.
345 California Street, 19th Floor
San Francisco, CA 94104
Attention: John Cu
Syndicate Department
Fax. (415)667-5500

Citigroup Global Markets Inc.
U.S. Syndicate Desk
390 Greenwich Street - 4th Floor
Attention: John P. Sheehan, Director
Fax: (212) 723-8681

Edward D. Jones & Co., L.P.
12555 Manchester Rd.
St. Louis, MO 63131
Dept: Corporate Bonds/CDs
Attention: Karen Liebsch
Fax: (314) 515-3502

McDonald Investments Inc.,
800 Superior Avenue - 17th Floor
Cleveland, OH 44114
Attention: Carol Grubb
Fax: (216) 443-2905

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center Floor 15
New York, NY 10080
Attention: Global Transaction Management Group
Fax: (212) 449-2234

Morgan Stanley & Co. Incorporated
|1585 Broadway
2nd Floor
New York, NY 10036
Attention: Manager - Continuously Offered Products
Fax: (212) 761-0780
         with a copy to:
         Morgan Stanley & Co. Incorporated
         1585 Broadway
         29th Floor
         New York, NY 10036
         Attention: Peter Cooper, Investment Banking
         Information Center
         Fax: (212) 761-0260

Prudential Securities Incorporated
One New York Plaza - 14th Floor
New York, NY 10292
Attention: Frank P. Sinatra
Fax: (212) 778 4556

RBC Dain Rauscher Inc.
3 Times Square
24th Floor
New York, NY 10036
Attention: Paul Rich
Fax: (917) 934-5837

UBS PaineWebber Inc.
800 Harbor Blvd., 3rd Floor
Weehawken NJ 07087.
Attention: Corporate Debt Trading
Fax: (201) 352-6900

U.S. Bancorp Piper Jaffray Inc.
800 Nicollet Mall
Suite 800
Minneapolis, MN 55402-7020
Attention: Joel Connor
Fax: (612) 303-6965

Wachovia Securities, Inc.
One Wachovia Center, NC0602
301 South College Street
Charlotte, NC 28288
Attention: Kent Phillips
Fax: (704) 383-9165

SCHEDULE I

Pursuant to Section II(c) of the Agreement, Deloitte & Touche LLP shall furnish a letter or letters to the effect that:

(i) They are independent public accountants with respect to the Company and Sears within the meaning of the 1933 Act and the regulations promulgated thereunder.

(ii) In their opinion, the consolidated financial statements of each of the Company and Sears and the financial statement schedules of Sears audited by them and included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the regulations promulgated thereunder with respect to registration statements on Form S-3 and the 1934 Act and the regulations promulgated thereunder.

(iii) On the basis of procedures (but not an audit in accordance with auditing standards generally accepted in the United States of America) consisting of:

(a) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and Sears as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and Sears included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented to the date of the latest available interim financial data; and

(c) Making inquiries of certain officials of the Company and Sears who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below and making such inquiries and performing such other procedures as may be specified in such letters;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the regulations promulgated thereunder;

(2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented, for them to be in conformity with accounting principles generally accepted in the United States of America;

(3) (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter or letters, there was any change in the capital stock, the long-term debt or the short-term debt, or any decreases in stockholders' equity or changes in other items specified by the Agents and agreed to by Deloitte & Touche, of the Company or Sears, as the case may be, on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter or letters, there was any change in the capital stock, the long-term debt or the short-term debt, or any decreases in stockholders' equity or changes in other items specified by the Agents and agreed to by Deloitte & Touche, of the Company or Sears, as the case may be, on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and the Prospectus as amended or supplemented discloses have occurred or may occur, or Deloitte & Touche shall state any specific changes or decreases.

(iv) The letter or letters shall also state that Deloitte & Touche has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented and which are specified by the Agents and agreed to by Deloitte & Touche, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and Sears identified in such letter or letters.

EXHIBIT A

DEALER AGENT PROGRAM

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 23 months	0.200%
23 months to less than 35 months	0.400%
35 months to less than 47 months	0.625%
47 months to less than 59 months	0.750%
59 months to less than 71 months	1.000%
71 months to less than 83 months	1.100%
83 months to less than 95 months	1.200%
95 months to less than 107 months	1.300%
107 months to less than 119 months	1.400%
119 months to less than 131 months	1.500%
131 months to less than 143 months	1.600%
143 months to less than 179 months	1.750%
179 months to less than 239 months	2.000%
239 months to less than 360 months	2.500%
360 months or greater	3.000%

EXHIBIT B

Sears Roebuck Acceptance Corp.

$3,000,000,000

INTERNOTES

DUE FROM NINE MONTHS OR MORE FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

InterNotes, due from nine months or more from date of issue are offered on a continuing basis by Sears Roebuck Acceptance Corp. The Notes (as defined in the Selling Agent Agreement (as defined below)) will be offered by Incapital LLC (the "Purchasing Agent"), Banc of America Securities LLC, A.G. Edwards & Sons, Inc., Bear, Stearns and Co. Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., McDonald Investments Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, RBC Dain Rauscher Inc., UBS PaineWebber Inc, U.S. Bancorp Piper Jaffray Inc. and Wachovia Securities, Inc. (collectively, including the "Purchasing Agent," the "Agents") pursuant to a Selling Agent Agreement among the Company, Sears and the Agents dated as of the date hereof (the "Selling Agent Agreement") and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a "Terms Agreement"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the "Selected Dealers") for distribution to their customers pursuant to a Master Selected Dealer Agreement (a "Dealer Agreement"). The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes will be senior debt and have been registered with the Securities and Exchange Commission (the "SEC"). BNY Midwest Trust Company is the trustee (the "Trustee") for the senior debt under the Indenture dated as of October 1, 2002, as amended from time to time, between the Company and the Trustee (the "Indenture") covering the Notes. Pursuant to the terms of the Indenture, BNY Midwest Trust Company also will serve as authenticating agent, issuing agent and paying agent. The Bank of New York, an affiliate of the Trustee, may perform certain duties of the Trustee described in these Administrative Procedures on behalf of the Trustee.

Each tranche of Notes will be issued in book-entry only form and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for The Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus as amended or supplemented and the Pricing Supplement (together, the "Prospectus"), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations (through The Bank of New York) under a Letter of Representations from the Company and The Bank of New York to DTC, dated December 6, 2002, a Bringdown Letter of Representations from the Company and The Bank of New York to DTC, dated March 6, 2003, and a Certificate Agreement between The Bank of New York and DTC (the "Certificate Agreement") dated August 17, 1989 and its obligations (through The Bank of New York) as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:

Each Note will mature on a date (the "Maturity Date") not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. "Maturity" when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption (pursuant to a sinking fund or otherwise), repayment or otherwise.

Issuance:	All Notes having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification Numbers:

The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under "Procedure for Rate Setting and Posting." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:

The Trustee, at the Company's request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:

Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000 or any other limit set by DTC (the "Permitted Amount"). If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:

General. Each Note will bear interest at a fixed rate. Interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment to such succeeding Business Day.

DTC will arrange for each pending deposit message described under Settlement Procedure "C" below to be routed to Standard & Poor's, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's.

Each Note will bear interest from, and including, its Original Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue to such succeeding Business Day as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Note shall include accrued interest from and including the Original Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:

Interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 1998 to April 1, 1999 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 1998 to April 1, 1999 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Business Day:

"Business Day" means, unless otherwise specified in the applicable Pricing Supplement, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday for banking institutions in any of the City of Chicago, The City of New York or the City of Wilmington, Delaware.

Payments of Principal and Interest:

Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date to such next succeeding Business Day.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes reaching Maturity in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment." If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date to such next succeeding Business Day. Promptly after payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will make appropriate entries in its records and cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Once payment has been made to DTC, neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note or as applicable law may otherwise require.

Procedure for Rate Setting and Posting:

The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "Posting") or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Notes:

In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selected Dealers, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:

The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh calendar day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Date"), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit D) reflecting the terms of such Note and will have filed such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City time) on the applicable Trade Date. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

if to Banc of America Securities LLC, to:

Banc of America Corporate Center
NC1-007-08-20
100 North Tryon Street
Charlotte, North Carolina 28255
Attention: Douglas Fink
Telephone: (704) 387-4601
Telecopier: (704) 388-9982

if to Incapital LLC, to:

One North LaSalle Street
Suite 3500
Chicago, Illinois 60602
Attention: Brian Walker
Telephone: (312) 379-3700
Telecopier: (312) 379-3701

if to A.G. Edwards & Sons, Inc., to:

One North Jefferson
St. Louis, MO 63103
Attention: Jim Hodapp
Bond Department, 7D
Fax: (314) 955-5989

if to Bear, Stearns and Co. Inc., to:

383 Madison Avenue
New York, N.Y. 10179
Attention: Ms. Betsy Malloy
Managing Director
Fax: (212) 272-6227

if to Charles Schwab & Co., Inc., to:

345 California Street, 19th Floor
San Francisco, CA 94104
Attention: John Cu
Syndicate Department
Fax. (415)667-5500

if to Citigroup Global Markets Inc., to:

U.S. Syndicate Desk
390 Greenwich Street - 4th Floor
Attention: John P. Sheehan, Director
Fax: (212) 723-8681

if to Edward D. Jones & Co., L.P., to:

12555 Manchester Rd.
St. Louis, MO 63131
Dept: Corporate Bonds/CDs
Attention: Karen Liebsch
Fax: (314) 515-3502

if to McDonald Investments Inc, to:

800 Superior Avenue - 17th Floor
Cleveland, OH 44114
Attention: Carol Grubb
Fax: (216) 443-2905

if to Merrill Lynch, Pierce, Fenner & Smith
Incorporated, to:

4 World Financial Center Floor 15
New York, NY 10080
Attention: Global Transaction Management Group
Fax: (212) 449-2234

if to Morgan Stanley & Co. Incorporated, to:

1585 Broadway
2nd Floor
New York, NY 10036
Attention: Manager - Continuously Offered Products
Fax: (212) 761-0780

with a copy to:

Morgan Stanley & Co. Incorporated
1585 Broadway
29th Floor
New York, NY 10036
Attention: Peter Cooper,
Investment Banking
Information Center
Fax: (212) 761-0260

if to Prudential Securities Incorporated, to:

One New York Plaza - 14th Floor
New York, NY 10292
Attention: Frank P. Sinatra
Fax: (212) 778 4556

if to RBC Dain Rauscher Inc., to:

3 Times Square24th Floor
New York, NY 10036
Attention: Paul Rich
Fax: (917) 934-5837

if to UBS PaineWebber Inc., to:

800 Harbor Blvd., 3rd Floor
Weehawken NJ 07087.
Attention: Corporate Debt Trading
Fax: (201) 352-6900

if to U.S. Bancorp Piper Jaffray Inc., to:

800 Nicollet Mall
Suite 800
Minneapolis, MN 55402-7020
Attention: Joel Connor
Fax: (612) 303-6965

if to Wachovia Securities, Inc., to:

One Wachovia Center, NC0602
301 South College Street
Charlotte, NC 28288
Attention: Kent Phillips
Fax: (704) 383-9165

and if to the Trustee, to:

BNY Midwest Trust Company
c/o The Bank of New York
101 Barclay St., Floor 8W
New York, NY, 10286
Attention: Corporate Trust Administration

For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Phyllis G. Korff, Esq.
Telephone: 212-735-3000
Telecopier: 212-735-2000

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Dealer Agreement, will cause to be delivered a copy of the Prospectus as amended or supplemented, including the applicable Pricing Supplement, to each purchaser of Notes from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	Subject to "Suspension of Solicitation; Amendment or Supplement" below, the Agents will deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or with delivery of the confirmation of sale or delivery of the Note.

Settlement:

The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute "Settlement" with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:

In the event of a purchase of Notes by any Agent, as agent, appropriate Settlement details ("Settlement Procedures"), if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as principal for the Company, shall be as follows:

A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

1. Principal amount of the purchase;

2. Interest Rate per annum;

3. Interest Payment Frequency;

4. Settlement Date (Original Issue Date);

5. Maturity Date;

6. Price to Public;

7. Purchasing Agent's commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

8. Net proceeds to the Company;

9. Trade Date;

10. If a Note is redeemable by the Company or repayable by the Holder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed/repaid (the "Redemption/Repayment Commencement Date"),

(ii) Initial redemption/repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

11. Whether the Note has a Survivor's Option;

12. If an Original Issue Discount Security, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

13. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

14. Such other terms as are necessary to complete the applicable form of Note.

B. The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure "A" above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

1. The information received in accordance with Settlement Procedure "A".

2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

     3. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

4. The CUSIP number of the Global Note representing such Notes.

5. The frequency of interest.

6. Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

E. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note as agent for DTC.

F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H. The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J. The Trustee will credit to an account of the Company maintained at BNY Midwest Trust Company funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

L. Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M. Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:

In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
	Procedure	Time

	A	4:00 p.m. on the Trade Date.
	B	5:00 p.m. on the Trade Date.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.
	F	12:30 p.m. on the Settlement Date.
	G-H	2:00 p.m. on the Settlement Date.
	I	4:45 p.m. on the Settlement Date.
	J-L	5:00 p.m. on the Settlement Date.
	M	Weekly or at the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described above. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes:

Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement:

Subject to the representations, warranties and covenants of each of the Company and Sears contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally and confirmed in writing pursuant to Sections IX and X of the Selling Agent Agreement), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed subject to the terms and conditions of the Selling Agent Agreement.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company or Sears decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the SEC any supplement to the Prospectus relating to the Notes. The Company or Sears will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:

The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT C
FORM OF TERMS AGREEMENT

_________, 20__

Sears Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, Delaware 19807

This is a Terms Agreement entered into pursuant to the Selling Agent Agreement dated April 23, 2003, by and among Sears Roebuck Acceptance Corp., Sears, Roebuck and Co. and the Agents named therein. The undersigned agrees to purchase the following aggregate principal amount of Sears Roebuck Acceptance Corp. InterNotes®:

$____________
The terms of such Notes shall be as follows:
CUSIP Number: __________
Interest Rate: _____%
Maturity Date: __________
Price to Public: __________
Agent's Concession: ___%
Net Proceeds to Issuer: _________
Settlement Date (Original Issue Date), Time and Place: __________
Survivor's Option: __________
Interest Payment Frequency: __________
Optional Redemption/Repayment, if any: __________
Initial Redemption/Repayment Date[s]: __________
Redemption/Repayment Price: Initially ___% of Principal Amount and declining by ___% of the
     Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the
     Redemption/Repayment Price is 100% of the Principal Amount.
DTC Participant Number: ______________
[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC By: Title:
ACCEPTED SEARS ROEBUCK ACCEPTANCE CORP. By: Title:

EXHIBIT D
FORM OF PRICING SUPPLEMENT

Filed Under Rule 424(b)(3)
Registration Statement No. 333-92082

Pricing Supplement No. __ dated _______, 200__
(To: Prospectus dated ________, 2003 and Prospectus Supplement dated ________, 2003)

CUSIP Number	Aggregate Principal Amount	Selling Price (% of Par)	Concession	Net Proceeds to Issuer	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option

Redemption Information: ______________

Joint Lead Managers and Lead Agents: ____________________ Agents: ___________________________________

[Other Terms:]
_______________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________

Sears Roebuck Acceptance Corp. 3711 Kennett Pike Greenville, DE 19807

Trade Date: ______, ________, 200__ @ _____ __M ET
Settlement Date (Original Issue Date): ______, ________, 200__
Minimum Denomination/Increments: _______ / _______
All trades settle flat and clear SDFS:DTC Book Entry only
DTC number: 0262 via BNY Clearing Services, LLC

If the maturity date or an interest payment date for any note is not a "business day" (as this term is defined in the Prospectus Supplement), principal, premium, if any, and interest for that note is paid on the next business day, and no interest will accrue from the maturity date or interest payment date to that next business day.

InterNotes® is a registered servicemark of Incapital Holdings LLC. All rights reserved.

Sears Roebuck Acceptance Corp. $3,000,000,000 Sears Roebuck Acceptance Corp. InterNotes®